Exhibit 99.1

Montage Receives Notice of Delisting from NASDAQ

SHANGHAI, China, October 2, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” or “Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced that on October 1, 2014, Montage Technology Group Limited (the “Company”) received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that, unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (a “Hearings Panel”) by October 8, 2014, the Company’s ordinary shares will be delisted due to the Company’s noncompliance with NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s inability to timely file its annual report on Form 10-K for the year ended December 31, 2013, and Form 10-Qs for the periods ended March 31, 2014 and June 30, 2014 with the Securities and Exchange Commission (“SEC”).

NASDAQ’s delisting determination will not immediately result in the delisting of the Company’s ordinary shares. The Company intends to commence such an appeal by the required deadline, which is within seven days of the date of the notice. NASDAQ will generally suspend the delisting for a period of 15 days following the date of the hearing request. NASDAQ also has the discretion to grant a suspension of the delisting until a determination is made by the Hearings Panel. The Company expects to request to suspend the delisting through the decision date of the Hearings Panel and may request additional time for its independent auditors to complete their audit and review procedures concerning the Company’s financial statements. Under NASDAQ rules, a Hearings Panel has discretion to grant an additional extension, which cannot exceed 360 calendar days from the original non-compliance date. There can be no assurance that the NASDAQ Hearings Panel will grant the Company’s request for a suspension of delisting or continued listing on NASDAQ.

As previously disclosed, NASDAQ had granted the Company until September 29, 2014 to regain compliance with NASDAQ Listing Rule 5250(c)(1). The Company indicated the Form 10-K and Forms 10-Q cannot be finalized until the completion of the review by the audit committee of the Company’s board of directors of previously-disclosed allegations and related matters, and the completion of the audit of the Company’s financial statements for the year ended December 31, 2013 and the review of the Company’s financial statements for the periods ended March 31, 2014 and June 30, 2014. The audit committee plans to complete its report on the audit committee’s review on or around October 4, 2014 and thereafter present its conclusions to the Company’s independent auditors.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the Company’s website at www.montage-tech.com.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking” statements about the Company’s plans, expectations and beliefs, including regarding the Company’s ability to regain compliance with NASDAQ listing standards, the timing and anticipated completion of the review by the audit committee of the Company’s board of directors, and the timing and anticipated filing of the Company’s Forms 10-K and 10-Q. Forward-looking statements can be identified by terminology such as “will”, “should”, “expects”, “anticipates”, “future”, “intends”, “plans”, “projects”, “predicts”, “believes”, “estimates”, “forecasts”, “may” and similar statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may differ materially from actual results due to a variety of factors, including if the Company determines it requires additional time to complete and review its Forms 10-K and 10-Q or other factors described under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update these statements as a result of new information or future events, except as may be required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 × 8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com